Exhibit 99.1

News Release	Advance Auto Parts
5008 Airport Road
Roanoke, VA 24012

Laurie Stacy
Media Contact
t: 540-561-8452
e: laurie.stacy@advanceautoparts.com

Zaheed Mawani
Investor Contact
t: 919-573-3848
e: zaheed.mawani@advanceautoparts.com

ADVANCE AUTO PARTS ANNOUNCES AGREEMENT WITH STARBOARD VALUE

•	Jeffrey C. Smith Joins Advance Auto Parts Board

•	Starboard to Designate Two Independent Directors to the Board

•	Advance Auto Parts to Name Two Additional Independent Directors Prior to 2016 Annual Meeting

ROANOKE, Va. - November 12, 2015 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, serving both professional installer and do-it-yourself customers, today announced that it has entered into an agreement with Starboard Value LP and its affiliates (“Starboard”), which has an ownership stake of approximately 3.7 percent of Advance Auto Parts’ shares, regarding the membership and composition of the Advance Auto Parts Board of Directors.

Under the terms of the agreement, Jeffrey C. Smith, Starboard’s CEO and Chief Investment Officer, has been appointed to the Advance Auto Parts Board, effective immediately, and the size of the Board has been expanded from 12 to 13 members. Mr. Smith will serve as chair of the Nominating and Corporate Governance Committee and will also be a member of the Compensation and Finance Committees. In addition, Starboard will designate two independent directors to be added to the Advance Auto Parts Board as soon as practical. The Company will name two additional independent directors designated by the Nominating and Corporate Governance Committee for election at the Company’s 2016 Annual Meeting. It is expected that following the 2016 Annual Meeting the Board will have 12 or 13 members.

“We are pleased to welcome Jeff Smith to the Advance Auto Parts Board,” said Jack Brouillard, who has been named Executive Chairman. “Jeff is a respected leader, investor, and valued board member. We welcome his insights, and the Board and I look forward to working closely together as we successfully execute on our strategic objectives.”

Mr. Smith said, “I am pleased to join the Advance Auto Parts Board. Advance Auto Parts is a terrific company which is well positioned to be even more successful with best in class execution. I look forward to working constructively with my fellow Board members and the management team to help take advantage of the tremendous opportunity to continue growing shareholder value.”

As part of the agreement, Starboard has agreed to vote all of its shares in favor of the Company’s nominees at the 2016 Annual Meeting as well as other customary standstill and voting commitments. The full agreement between Advance Auto Parts and Starboard will be filed with the Securities and Exchange Commission.

Jeffrey C. Smith Biography
Jeffrey Smith is Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP. Prior to founding Starboard Value LP, Mr. Smith was a Partner and Managing Director of Ramius LLC, a subsidiary of the Cowen Group, Inc., and the Chief Investment Officer of the Ramius Value and Opportunity Master Fund Ltd. Mr. Smith was also a member of Cowen’s Operating Committee and Cowen’s Investment Committee. Prior to joining Ramius in January 1998, he served as Vice President of Strategic Development and a member of the Board of Directors of The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale. Mr. Smith is currently Chairman of the Board of Darden Restaurants, Inc. and was formerly Chairman of the Board of Phoenix Technologies Ltd. and formerly on the Boards of Quantum Corporation, Office Depot, Regis Corporation, Surmodics Inc., Zoran Corporation, Actel Corporation, Kensey Nash Corp., S1 Corp and the Fresh Juice Company. Mr. Smith graduated from The Wharton School of Business at The University of Pennsylvania, where he received a B.S. in Economics.

About Advance Auto Parts
Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket parts provider in North America, serves both professional installer and do-it-yourself customers. As of October 10, 2015 Advance operated 5,240 stores and 118 Worldpac branches and served approximately 1,300 independently owned Carquest branded stores in the United States, Puerto Rico, the U.S. Virgin Islands and Canada. Advance employs approximately 75,000 Team Members. Additional information about the Company, employment opportunities, customer services, and on-line shopping for parts, accessories and other offerings can be found on the Company's website at www.AdvanceAutoParts.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward Looking Statements
Certain statements contained in this release are forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These forward looking statements include, but are not limited to, expectations regarding leadership changes and their impact on the company’s strategies, opportunities and results; statements regarding growth in shareholder value; statements regarding strategic plans or initiatives, growth or profitability; guidance for 2015 financial performance; statements regarding the benefits and other effects of the acquisition of General Parts International, Inc. (General Parts) and the combined company’s plans, objectives and expectations; statements regarding expected growth and future performance of Advance Auto Parts, Inc. (AAP), including store growth, capital expenditures, comparable store sales, gross profit rate, SG&A, operating income, free cash flow, income tax rate, General Parts integration costs and store consolidation costs, synergies, expenses to achieve synergies, comparable cash earnings per diluted share for fiscal year 2015 and comparable operating income rate targets; and all other statements that are not statements of historical facts. These forward-looking statements are subject to significant risks, uncertainties and assumptions, and actual future events or results may differ materially from such forward-looking statements. Such differences may result from, among other things, the risk that AAP may experience difficulty in successfully implementing the announced leadership changes; the ability of the persons appointed to lead and provide results in their new roles; potential disruption to AAP’s business resulting from the announced leadership changes; the impact of the announced leadership changes on AAP’s relationships with customers, suppliers and other business partners; AAP’s ability to attract, develop and retain executives and other employees; the risk that the benefits of the General Parts acquisition, including synergies, may not be fully realized or may take longer to realize than expected; the possibility that the General Parts acquisition may not advance AAP’s business strategy; the risk that AAP may experience difficulty integrating General Parts’ employees, business systems and technology; the potential diversion of AAP’s management’s attention from AAP’s other businesses resulting from the General Parts acquisition; the impact of the General Parts acquisition on third-party relationships, including customers, wholesalers, independently owned and jobber stores and suppliers; changes in regulatory, social and political conditions, as well as general economic conditions; competitive pressures; demand for AAP’s and General Parts' products; the market for auto parts; the economy in general; inflation; consumer debt levels; the weather; business interruptions; information technology security; availability of suitable real estate; dependence on foreign suppliers; and other factors disclosed in AAP’s 10-K for the fiscal year ended January 3, 2015 and other filings made by AAP with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. AAP intends these forward-looking statements to speak only as of the time of this communication and does not undertake to update or revise them as more information becomes available.